Exhibit 99.1

Martin J. Madden Joins Novocure Board of Directors

ST. HELIER, Jersey– Novocure today announced that Martin J. Madden, a longtime leader in the medical device industry, was elected to its Boards of Directors during Novocure’s 2017 annual general meeting of shareholders. In addition, Mr. Madden has been appointed to Novocure’s Audit and Nominating and Corporate Governance Committees.

“We’re extremely pleased to welcome Martin to our board,” said Bill Doyle, Novocure’s Executive Chairman. “Martin’s extensive experience as a leader of medical device development and commercialization will be invaluable as we continue to execute our mission to bring a profoundly different cancer treatment to patients.”

Mr. Madden recently retired after a 30-year career in medical device innovation at Johnson & Johnson. He most recently served as Vice President, Research and Development DePuy-Synthes and Vice President Medical Device R&D Transformation. Earlier in his career, Mr. Madden was a medical device engineer and innovator, and a leader of cross-functional teams charged with incubating, developing, and launching new products. Mr. Madden holds an MBA from Columbia University, a Master’s degree in Mechanical Engineering from Carnegie-Mellon University and a Bachelor’s degree in Mechanical Engineering from the University of Dayton.

Mr. Madden is also a member of the Board of Directors for Microbot Medical Inc., a medical device company specializing in micro-robotic medical technologies.

About Novocure

Novocure is an oncology company developing a profoundly different cancer treatment utilizing a proprietary therapy called TTFields, the use of electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. Novocure’s commercialized product, Optune, is approved for the treatment of adult patients with glioblastoma. Novocure has ongoing or completed clinical trials investigating TTFields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer and mesothelioma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania, and New York City. Additionally, the company has offices in Germany, Switzerland and Japan, and a research center in Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 23, 2017, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova

acordova@novocure.com

212-767-7558